Exhibit j under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K


INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment No. 71 to Registration Statement No. 2-33490 on Form N-1A of Federated Fund for U.S. Government Securities, Inc. of our report dated May 19, 2000 relating to the financial statements of Federated Fund for U.S. Government Securities, Inc. appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the heading "Financial Highlights" in such Prospectus.




/S/ DELOITTE &AMP; TOUCHE  LLP

Deloitte & Touche  LLP
Boston, Massachusetts
May 29, 2000